UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2008 (October 31, 2008)

POINT BLANK SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13112	11-3129361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 SW 2nd Street, Pompano Beach, Florida	33069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 630-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 31, 2008, Point Blank Solutions, Inc., (the “Company”) and its subsidiaries Point Blank Body Armor Inc., Protective Apparel Corporation of America and Life Wear Technologies, Inc. (together, the “Subsidiaries”) entered into the Sixth Amendment to the Loan and Security Agreement (the “Amendment”) with Bank of America N.A. The Amendment provided for a new term loan in the amount of $10 million with a ninety day maturity date (the “Term Loan”). The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached hereto as Exhibit 10.1. An independent third party to the Company has provided a guarantee in support of the Term Loan, and the Company has agreed to use the Term Loan proceeds solely for the purpose of paying for raw material purchases, labor, packaging, shipping and supplies in connection with certain contracts with the U.S. military.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Sixth Amendment to the Loan and Security Agreement, dated as of October 31, 2008, by and among Point Blank Body Armor Inc., Protective Apparel Corporation of America and Life Wear Technologies, Inc., Point Blank Solutions, Inc., and Bank of America N.A., as Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT BLANK SOLUTIONS, INC.

Date: November 6, 2008		/s/ Jennifer Coberly
	Name:	Jennifer Coberly
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Loan and Security Agreement, dated as of October 31, 2008, by and among Point Blank Body Armor Inc., Protective Apparel Corporation of America and Life Wear Technologies, Inc., Point Blank Solutions, Inc., and Bank of America N.A., as Administrative Agent and Collateral Agent.

4